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                                                                    Exhibit 11.1


Coventry Health Care, Inc.
Computation of Net Earnings Per Share

                                                                        Quarter ended June 30, 1999
                                                        ------------------------------------------------------------
                                                            Income                Shares                Per Share
                                                          (Numerator)          (Denominator)             Amount
                                                        ------------------------------------------------------------
Net Income                                                         $9,157
                                                        -------------------
Basic EPS                                                          $9,157                 58,952          $0.16
Effect of Dilutive Securities
   Options and warrants                                                                      762
   Convertible preferred stocks                                                               78
   Convertible notes                                                                       4,510
   Interest on convertible notes                                      332

                                                        ------------------------------------------------------------
Diluted EPS                                                        $9,489                 64,302          $0.15

                                                                         Quarter ended June 30, 1998
                                                        ------------------------------------------------------------
                                                                Loss                    Shares         Per Share
                                                             (Numerator)             (Denominator)      Amount
                                                        ------------------------------------------------------------
Net loss                                                          ($27,756)
                                                        -------------------
Basic EPS                                                         ($27,756)                 58,592          ($0.47)


                                                                       Six months ended June 30, 1999
                                                        ------------------------------------------------------------
                                                             Income                 Shares             Per Share
                                                          (Numerator)            (Denominator)          Amount
                                                        ------------------------------------------------------------
Net Income                                                       $17,450
                                                        -------------------
Basic EPS                                                        $17,450                   58,902              $0.30
Effect of Dilutive Securities
   Options and warrants                                                                       737
   Convertible preferred stocks                                                                39
   Convertible notes                                                                        4,515
   Interest on convertible notes                                     848

                                                        ------------------------------------------------------------
Diluted EPS                                                      $18,298                   64,193              $0.29
                                                        ------------------------------------------------------------


                                                                       Six months ended June 30, 1998
                                                        ------------------------------------------------------------
                                                             Loss                  Shares              Per Share
                                                         (Numerator)            (Denominator)           Amount
                                                        ------------------------------------------------------------
Net loss                                                        ($23,049)
                                                        -------------------
Basic EPS                                                       ($23,049)                  45,970             ($0.50)



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